Exhibit 99.1

Ventas Reports 2019 Fourth Quarter and Full Year Results and Provides 2020 Outlook

CHICAGO--(BUSINESS WIRE)--February 20, 2020--Ventas, Inc. (NYSE: VTR) (the “Company”) today announced its results for the fourth quarter and full year ended December 31, 2019.

“In 2019, we benefitted from our diverse high-quality portfolio, earnings accretion from external growth and effective capital markets execution to deliver solid enterprise results. Our Medical Office, Healthcare and Research & Innovation portfolios grew and performed well. While our Senior Housing business experienced challenges, we are taking actions to improve performance and position Ventas for success and growth,” said Debra A. Cafaro, Ventas Chairman and CEO.

“As we enter 2020, our team is sharply focused on achieving our goals and delivering value for our stakeholders. As we look ahead, we are well-positioned to benefit from the expected improvement in senior housing fundamentals, the opening and lease-up of our exciting Research & Innovation ground-up developments, reliable performance from our Office and Healthcare portfolios and the positive impact of investments and capital markets activities,” Cafaro added.

Full Year and Fourth Quarter 2019 Results

For the full year and fourth quarter 2019, the Company delivered on its enterprise expectations. Fourth quarter 2019 Normalized Funds from Operations (“FFO”) per share included $0.01 of fees and a cash tax refund that will not carry over into 2020. Reported per share results were:

	Year Ended December 31, 2019
	2019	2018	$ Change	% Change
Net income attributable to common stockholders	$1.17	$1.14	$0.03	2.6%
Nareit FFO	$3.88	$3.64	$0.24	6.6%
Normalized FFO	$3.85	$4.07	($0.22)	(5.4%)

	Quarter Ended December 31, 2019
	2019	2018	$ Change	% Change
Net income attributable to common stockholders	$0.03	$0.17	($0.14)	(82.4%)
Nareit FFO	$0.94	$0.81	$0.13	16.0%
Normalized FFO	$0.93	$0.96	($0.03)	(3.1%)

Full Year and Fourth Quarter 2019 Property Results

For the full year 2019, the Company’s same-store total property portfolio (1,096 assets that qualified as same-store for the full 2018 to 2019 years) cash net operating income (“NOI”) was stable compared to the same period in 2018. For the fourth quarter 2019, the Company’s quarterly same-store total property portfolio (1,102 assets, representing 93 percent of the company’s consolidated assets) cash NOI declined 0.6 percent compared to the same period in 2018. Reported full year 2019 same-store cash NOI performance, for each segment and the Company’s overall portfolio, was in line with the Company’s most recently provided guidance ranges. Same-store cash NOI results for the quarter and year follow:

	Same-Store Cash NOI (Constant Currency)
	Q4 2019	Full Year 2019
	Reported	Reported	Guidance Range

NNN	2.1%	2.2%	2.0 – 2.5%
SHOP	(7.5%)	(4.4%)	(5.0) – (4.0%)
Office	3.8%	2.6%	2.0 – 2.5%
Total Company	(0.6%)	0.0%	0.0 - 0.3%

For the full year and fourth quarter 2019, same-store performance was driven by:

  Triple-Net (“NNN”) portfolio: Full year and fourth quarter 2019 same-store growth was driven by in-place lease escalations, particularly in the Company’s growing NNN Healthcare portfolio of acute and post-acute assets.
  Senior Housing Operating Properties (“SHOP”) portfolio: Full year and fourth quarter 2019 same-store SHOP NOI performance was driven by the cumulative impact of new competition, which affected SHOP occupancy and rate. As anticipated:
    Results in the fourth quarter 2019 were negatively impacted by the third quarter revenue trajectory. Excluding Eclipse Senior Living (“ESL”), which experienced unique performance issues, same-store performance for the Company’s remaining SHOP same-store portfolio (92 percent of its quarterly same-store SHOP NOI) declined 4 percent in the fourth quarter.
    Excluding ESL properties for the full year 2019, the Company’s SHOP same-store NOI declined 3.1 percent.
  Office portfolio: In 2019 and accelerating into the fourth quarter, the Office portfolio continued to post attractive growth, led by the Company’s university-based Research & Innovation (“R&I”) portfolio and complemented by steady growth in the Company’s Medical Office Building (“MOB”) portfolio.

Recent Developments

Actions to Improve Senior Housing Performance:

  Ventas appointed J. Justin Hutchens as Executive Vice President, Senior Housing, North America, effective April 1, 2020. Additional details can be found in a separate press release issued today.
  Ventas initiated plans to dispose of $0.6 billion of non-strategic senior housing assets in 2020 to enhance the Company’s longer-term senior housing portfolio growth profile. Proceeds of these dispositions are targeted for reinvestment in the Company’s attractive R&I development pipeline.
  The Company has taken initial steps to effectuate an institutional joint venture with respect to the ESL portfolio (“ESL JV”).
  The Company is accelerating targeted senior housing capital expenditures to strengthen its competitive position in priority markets.
  Ventas is updating its SHOP non-GAAP policies, definitions and methodologies (“SHOP Policies”) to provide enhanced consistency, transparency and comparability between companies on organic operating results and guidance, effective as of January 1, 2020. The adoption of the revised policies in 2020 reduces same-store SHOP NOI 2020 guidance by 50 to 100 basis points because certain SHOP redevelopments that are in a strong lease-up phase will be excluded from the same-store pool in accordance with the revised SHOP Policies. Ventas’s updated SHOP policies may be accessed here.

New Growth Platform: The Company announced it has sponsored and formed a perpetual life vehicle (the “Fund”) to enable institutional investors to invest in core and core plus life science, medical office and senior housing real estate. The Fund has a broad range of financial and strategic benefits. Additional details are available in a separate press release issued today.

2019 Company Highlights

Attractive 2019 Investments: The Company completed or committed to nearly $4 billion of new investments in 2019 at an attractive blended 6.4 percent initial cash yield (6.8 percent GAAP yield). Investment highlights included:

  $1.8 billion investment in partnership with Le Groupe Maurice in a high-quality portfolio of senior housing communities in the attractive Quebec market.
  Five outstanding R&I development projects affiliated with top-tier new and existing university partners totaling nearly $1 billion.

Growth in R&I Development in Thriving uCity Market, Philadelphia, PA:

  Ventas closed a 100 percent pre-leased 450,000 square-foot build-to-suit lease (upsized from 258,000 square feet) with Drexel University to be occupied by its School of Nursing and Health Professions. With total project costs of $275 million and a 30-year lease, this attractive University-based R&I building is expected to open in 2022.
  Ventas commenced construction at One uCity, a $271 million (400,000 square feet) R&I ground up development, where leasing activity is robust.

Financial Strength:

  The Company enhanced its balance sheet and liquidity and funded new investments through the (a) issuance and refinancing of $1.4 billion of Company debt; (b) sourcing equity financing and attractive local currency debt for its Canadian investments; and (c) establishment of a robust commercial paper program.
  Ventas’s Net Debt to Adjusted Pro Forma EBITDA ratio was 6.0x for the full year 2019.
  At year-end, the Company maintained a weighted average debt maturity on senior notes of nearly 8 years and improved its cost of debt to 3.5 percent. Through 2021, the Company has only approximately $700 million of debt maturities, excluding commercial paper and the revolving credit facility.
  The Company had robust available liquidity from cash on hand and existing credit facilities totaling $2.6 billion, net of $567 million of outstanding commercial paper at the end of 2019.

Leadership & Recognition

Environmental, Social & Governance (“ESG”) Leadership: The Company was repeatedly recognized for its commitment to ESG principles and its achievements, including:

  Receipt of the 2019 Nareit Health Care “Leader in the Light” award for a third consecutive year.
  First time inclusion in the 2020 Bloomberg Gender-Equality Index.
  First S&P 500 REIT signatory to the United Nations Global Compact and the United Nations Women’s Empowerment Principles.

Executive Leadership and Recognition:

  The Company recently appointed Carey S. Roberts as Executive Vice President, General Counsel and Ethics and Compliance Officer. She will assume her role March 4, 2020.
  Debra A. Cafaro, the Company’s Chairman and CEO, was named one of Harvard Business Review’s CEO 100 for the sixth consecutive year, Chair of the Economic Club of Chicago and 100 Most Influential People in Healthcare by Modern Healthcare magazine.

Fourth Quarter Dividend

The Company’s Board of Directors declared a dividend for the fourth quarter 2019 of $0.7925 per share. The dividend was paid in cash on January 13, 2020 to stockholders of record on January 2, 2020.

Full Year 2020 Guidance

Ventas expects 2020 per share Normalized FFO, Nareit FFO and net income attributable to common stockholders, and same-store cash NOI growth, assuming no new investments and approximately $1.3 billion in divestitures and receipt of loan repayments (inclusive of $0.6 billion in proceeds arising from property contributions to seed the Fund), to range as follows:

	FY 2020 Guidance
	Per Share
	Low		High

Net Income Attributable to Common Stockholders	$1.61	-	$1.74
Nareit FFO	$3.79	-	$3.94
Normalized FFO	$3.56	-	$3.69

	FY 2020 Projected
	Same-Store Cash NOI Growth
	Low		High

NNN	1.5%	-	2.5%
SHOP	(9.0%)	-	(4.0%)
Office	3.0%	-	4.0%
Total Company	(1.5%)		1.0%

Full year SHOP year over year same-store NOI growth is projected to be negative in 2020 as a result of the trajectory of the business in the second half of 2019 and the resulting lower occupancy start point in January 2020, together with the impact of cumulative supply. 2020 SHOP same-store NOI is expected to be flat at the guidance midpoint with 2019 Q4 same-store SHOP NOI annualized.

2020 Guidance Commentary

Consistent with the Company’s previous communications, Normalized FFO per share in the fourth quarter of 2019, multiplied by four, represented a reasonable starting point for estimating full year 2020 Normalized FFO expectations, excluding any impact from 2020 investments, dispositions and capital transactions. The below table reconciles (a) the Company’s fourth quarter 2019 Normalized FFO per share, adjusted for fourth quarter items that will not carry over to 2020, times four to annualize; with (b) the midpoint of its 2020 full year expectations for Normalized FFO per share.

Increase / (Decrease) to Normalized FFO/sh.
2020 Guidance Midpoint vs. 4Q19 Adjusted Annualized
4Q 2019 Normalized FFO	$0.93
4Q 2019 Adjustments	(0.01)
4Q 2019 Adjusted Normalized FFO	0.92
4Q 2019 Annualized Adjusted Normalized FFO	3.68
Senior Housing (NNN and SHOP)	0.00
Other Property NOI growth	0.04
Capital Recycling	(0.05)
Asset Contributions to Seed the Fund with Proceeds Used to Repay Debt	(0.03)
Other	(0.01)
2020 Normalized FFO Guidance Midpoint	$3.63

Compared to the fourth quarter 2019 annualized property performance, the Company expects its Office and NNN Healthcare portfolio to contribute an incremental $0.04 per share to its 2020 Normalized FFO, and the Company expects its total Senior Housing (NNN and SHOP) portfolio to contribute approximately the same amount per share of Normalized FFO in 2020 as it did in the fourth quarter 2019 annualized.

Capital recycling, including the anticipated sale of non-core senior housing assets ($0.6 billion), as well as other dispositions and loan repayments ($0.2 billion), is expected to be approximately ($0.05) dilutive to earnings in 2020. Proceeds from the dispositions will be used to fund future growth through investment in $0.6 billion of high-quality developments and redevelopment projects in 2020, principally in the Office segment.

While the Fund is expected to be accretive to Ventas earnings as it scales assets under management, it will initially be dilutive to the Company by ($0.03) per share in 2020. The initial dilution is as a result of the contribution of five R&I and MOB assets at an approximate cash yield of 4.9 percent, generating net proceeds to Ventas of $0.6 billion that will be used to repay debt and therefore be modestly deleveraging.

Consistent with historical practice, the Company’s 2020 guidance does not include any new unannounced acquisitions, fees or capital markets activity. The Company’s guidance also does not include the impact of an ESL JV. The 2020 outlook assumes 376 million weighted average fully-diluted shares. Ventas expects leverage to remain stable for the full year 2020.

A reconciliation of the Company’s 2020 guidance to the Company’s projected GAAP measures is included in this press release. The Company’s 2020 guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

Fourth Quarter 2019 Conference Call

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (844) 776-7841 (or +1 (661) 378-9542 for international callers), and the participant passcode is “Ventas.” The call will also be webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the call will be available at the Company’s website, or by calling (855) 859-2056 (or +1 (404) 537-3406 for international callers), passcode 3291199, beginning on February 20, 2020, at approximately 1:00 p.m. Eastern Time and will remain available for 30 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of approximately 1,200 assets in the United States, Canada and the United Kingdom consists of senior housing communities, medical office buildings, university-based research and innovation centers, inpatient rehabilitation and long-term acute care facilities, and health systems. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. References to “Ventas” or the “Company” mean Ventas, Inc. and its consolidated subsidiaries unless otherwise expressly noted. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

The Company routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission (“SEC”) filings, public conference calls, webcasts and the Company’s website at www.ventasreit.com/investor-relations. The information that the Company posts to its website may be deemed to be material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/annual-reports---supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-stateprovince.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the SEC. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s senior housing communities and office buildings are located; (f) the extent and effect of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of the London Inter-bank Offered Rate after 2021; (h) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2019 and for the year ending December 31, 2020; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of damage to the Company’s properties from catastrophic weather and other natural events and the physical effects of climate change; (s) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (t) risks associated with the Company’s office building portfolio and operations, including the Company’s ability to successfully design, develop and manage office buildings and to retain key personnel; (u) the ability of the hospitals on or near whose campuses the Company’s medical office buildings are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (x) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (y) consolidation activity in the senior housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (z) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (aa) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018

Assets
Real estate investments:
Land and improvements	$2,283,929	$2,280,877	$2,128,409	$2,116,086	$2,114,406
Buildings and improvements	24,380,440	24,459,114	22,837,251	22,609,780	22,437,243
Construction in progress	461,354	432,713	386,550	335,773	422,334
Acquired lease intangibles	1,306,152	1,334,915	1,267,322	1,279,490	1,502,955
Operating lease assets	385,225	388,480	374,319	359,025	—
	28,817,100	28,896,099	26,993,851	26,700,154	26,476,938
Accumulated depreciation and amortization	(7,088,013)	(6,964,061)	(6,758,067)	(6,570,557)	(6,383,281)
Net real estate property	21,729,087	21,932,038	20,235,784	20,129,597	20,093,657
Secured loans receivable and investments, net	704,612	709,714	693,651	496,344	495,869
Investments in unconsolidated real estate entities	45,022	45,905	47,112	48,162	48,378
Net real estate investments	22,478,721	22,687,657	20,976,547	20,674,103	20,637,904
Cash and cash equivalents	106,363	148,063	81,987	82,514	72,277
Escrow deposits and restricted cash	39,739	60,533	56,309	57,717	59,187
Goodwill	1,051,161	1,049,985	1,050,470	1,050,876	1,050,548
Assets held for sale	91,433	4,520	1,754	5,978	5,454
Deferred income tax assets, net	47,495	—	—	—	—
Other assets	877,296	852,795	821,844	796,909	759,185
Total assets	$24,692,208	$24,803,553	$22,988,911	$22,668,097	$22,584,555

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$12,158,773	$12,053,184	$10,256,092	$10,690,176	$10,733,699
Accrued interest	111,115	85,214	111,388	81,766	99,667
Operating lease liabilities	251,196	249,237	233,757	214,046	—
Accounts payable and other liabilities	1,145,700	1,194,162	1,137,980	1,063,707	1,086,030
Liabilities related to assets held for sale	5,463	1,531	1,216	947	205
Deferred income tax liabilities	200,831	147,524	149,454	205,056	205,219
Total liabilities	13,873,078	13,730,852	11,889,887	12,255,698	12,124,820

Redeemable OP unitholder and noncontrolling interests	273,678	312,478	222,662	206,386	188,141

Commitments and contingencies

Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 372,811; 372,726; 371,478; 358,387; and 356,572 shares issued at December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018, respectively	93,185	93,164	92,852	89,579	89,125
Capital in excess of par value	14,056,453	14,017,030	13,940,117	13,160,550	13,076,528
Accumulated other comprehensive loss	(34,564)	(59,857)	(39,671)	(12,065)	(19,582)
Retained earnings (deficit)	(3,669,050)	(3,384,421)	(3,173,287)	(3,088,401)	(2,930,214)
Treasury stock, 2; 3; 0; 0; and 0; shares at December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018, respectively	(132)	(210)	—	—	—
Total Ventas stockholders’ equity	10,445,892	10,665,706	10,820,011	10,149,663	10,215,857
Noncontrolling interests	99,560	94,517	56,351	56,350	55,737
Total equity	10,545,452	10,760,223	10,876,362	10,206,013	10,271,594
Total liabilities and equity	$24,692,208	$24,803,553	$22,988,911	$22,668,097	$22,584,555

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues
Rental income:
Triple-net leased	$191,065	$189,168	$780,898	$737,796
Office	210,423	195,540	828,978	776,011
	401,488	384,708	1,609,876	1,513,807
Resident fees and services	568,271	517,175	2,151,533	2,069,477
Office building and other services revenue	2,988	2,511	11,156	13,416
Income from loans and investments	22,382	18,512	89,201	124,218
Interest and other income	875	357	10,984	24,892
Total revenues	996,004	923,263	3,872,750	3,745,810
Expenses
Interest	116,707	110,524	451,662	442,497
Depreciation and amortization	348,910	244,276	1,045,620	919,639
Property-level operating expenses:
Senior living	405,564	366,148	1,521,398	1,446,201
Office	68,277	61,017	260,249	243,679
Triple-net leased	6,469	—	26,561	—
	480,310	427,165	1,808,208	1,689,880
Office building services costs	544	338	2,319	1,418
General, administrative and professional fees	41,627	38,475	165,996	151,982
Loss on extinguishment of debt, net	39	7,843	41,900	58,254
Merger-related expenses and deal costs	4,151	4,259	15,235	30,547
Other	(8,315)	58,877	(17,609)	66,768
Total expenses	983,973	891,757	3,513,331	3,360,985
Income before unconsolidated entities, real estate dispositions, income taxes, discontinued operations and noncontrolling interests	12,031	31,506	359,419	384,825
Income (loss) from unconsolidated entities	167	(7,208)	(2,454)	(55,034)
Gain on real estate dispositions	1,389	10,354	26,022	46,247
Income tax (expense) benefit	(694)	28,650	56,310	39,953
Income from continuing operations	12,893	63,302	439,297	415,991
Discontinued operations	—	—	—	(10)
Net income	12,893	63,302	439,297	415,981
Net income attributable to noncontrolling interests	1,450	1,029	6,281	6,514
Net income attributable to common stockholders	$11,443	$62,273	$433,016	$409,467
Earnings per common share
Basic:
Income from continuing operations	$0.03	$0.18	$1.20	$1.17
Net income attributable to common stockholders	0.03	0.17	1.18	1.15
Diluted:
Income from continuing operations	$0.03	$0.18	$1.19	$1.16
Net income attributable to common stockholders	0.03	0.17	1.17	1.14

Weighted average shares used in computing earnings per common share
Basic	372,663	356,389	365,977	356,265
Diluted	376,453	359,989	369,886	359,301

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Revenues
Rental income:
Triple-net leased	$191,065	$193,383	$196,382	$200,068	$189,168
Office	210,423	214,939	202,188	201,428	195,540
	401,488	408,322	398,570	401,496	384,708
Resident fees and services	568,271	541,090	520,725	521,447	517,175
Office building and other services revenue	2,988	2,959	2,691	2,518	2,511
Income from loans and investments	22,382	30,164	19,529	17,126	18,512
Interest and other income	875	620	9,202	287	357
Total revenues	996,004	983,155	950,717	942,874	923,263

Expenses
Interest	116,707	113,967	110,369	110,619	110,524
Depreciation and amortization	348,910	234,603	226,187	235,920	244,276
Property-level operating expenses:
Senior living	405,564	388,011	366,837	360,986	366,148
Office	68,277	67,144	62,743	62,085	61,017
Triple-net leased	6,469	6,338	6,321	7,433	—
	480,310	461,493	435,901	430,504	427,165
Office building services costs	544	627	515	633	338
General, administrative and professional fees	41,627	40,530	43,079	40,760	38,475
Loss on extinguishment of debt, net	39	37,434	4,022	405	7,843
Merger-related expenses and deal costs	4,151	4,304	4,600	2,180	4,259
Other	(8,315)	2,164	(11,481)	23	58,877
Total expenses	983,973	895,122	813,192	821,044	891,757

Income before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	12,031	88,033	137,525	121,830	31,506
Income (loss) from unconsolidated entities	167	854	(2,529)	(946)	(7,208)
Gain on real estate dispositions	1,389	36	19,150	5,447	10,354
Income tax (expense) benefit	(694)	(2,005)	57,752	1,257	28,650
Income from continuing operations	12,893	86,918	211,898	127,588	63,302
Net income	12,893	86,918	211,898	127,588	63,302
Net income attributable to noncontrolling interests	1,450	1,659	1,369	1,803	1,029
Net income attributable to common stockholders	$11,443	$85,259	$210,529	$125,785	$62,273

Earnings per common share
Basic:
Income from continuing operations	$0.03	$0.23	$0.59	$0.36	$0.18
Net income attributable to common stockholders	0.03	0.23	0.58	0.35	0.17
Diluted:
Income from continuing operations	$0.03	$0.23	$0.58	$0.35	$0.18
Net income attributable to common stockholders	0.03	0.23	0.58	0.35	0.17

Weighted average shares used in computing earnings per common share
Basic	372,663	372,426	361,722	356,853	356,389
Diluted	376,453	376,625	365,553	360,619	359,989

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Years Ended
	December 31,
	2019	2018
Cash flows from operating activities:
Net income	$439,297	$415,981
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,045,620	919,639
Amortization of deferred revenue and lease intangibles, net	(7,967)	(30,660)
Other non-cash amortization	22,985	18,886
Stock-based compensation	33,923	29,963
Straight-lining of rental income	(30,073)	13,396
Loss on extinguishment of debt, net	41,900	58,254
Gain on real estate dispositions	(26,022)	(46,247)
Gain on real estate loan investments	—	(13,202)
Income tax benefit	(58,918)	(43,026)
Loss from unconsolidated entities	2,464	55,034
Distributions from unconsolidated entities	1,600	2,934
Real estate impairments related to natural disasters	—	52,510
Other	13,264	3,720
Changes in operating assets and liabilities:
Increase in other assets	(76,693)	(23,198)
Increase in accrued interest	9,737	4,992
Increase (decrease) in accounts payable and other liabilities	26,666	(37,509)
Net cash provided by operating activities	1,437,783	1,381,467
Cash flows from investing activities:
Net investment in real estate property	(958,125)	(265,907)
Investment in loans receivable	(1,258,187)	(229,534)
Proceeds from real estate disposals	147,855	353,792
Proceeds from loans receivable	1,017,309	911,540
Development project expenditures	(403,923)	(330,876)
Capital expenditures	(156,724)	(131,858)
Distributions from unconsolidated entities	172	57,455
Investment in unconsolidated entities	(3,855)	(47,007)
Insurance proceeds for property damage claims	30,179	6,891
Net cash (used in) provided by investing activities	(1,585,299)	324,496
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(569,891)	321,463
Net change in borrowings under commercial paper program	565,524	—
Proceeds from debt	3,013,191	2,549,473
Repayment of debt	(2,623,916)	(3,465,579)
Purchase of noncontrolling interests	—	(4,724)
Payment of deferred financing costs	(21,403)	(20,612)
Issuance of common stock, net	942,085	—
Cash distribution to common stockholders	(1,157,720)	(1,127,143)
Cash distribution to redeemable OP unitholders	(9,218)	(7,459)
Cash issued for redemption of OP Units	(2,203)	(1,370)
Contributions from noncontrolling interests	6,282	1,883
Distributions to noncontrolling interests	(9,717)	(11,574)
Proceeds from stock option exercises	36,179	8,762
Other	(8,519)	(5,057)
Net cash provided by (used in) financing activities	160,674	(1,761,937)
Net increase (decrease) in cash, cash equivalents and restricted cash	13,158	(55,974)
Effect of foreign currency translation	1,480	(815)
Cash, cash equivalents and restricted cash at beginning of year	131,464	188,253
Cash, cash equivalents and restricted cash at end of year	$146,102	$131,464

Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$1,057,138	$94,280
Other assets	11,140	5,398
Debt	907,746	30,508
Other liabilities	47,121	18,086
Deferred income tax liability	95	922
Noncontrolling interests	113,316	2,591
Equity issued	—	30,487
Equity issued for redemption of OP Units	127	907

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Cash flows from operating activities:
Net income	$12,893	$86,918	$211,898	$127,588	$63,302
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	348,910	234,603	226,187	235,920	244,276
Amortization of deferred revenue and lease intangibles, net	(1,483)	(339)	(3,299)	(2,846)	(4,659)
Other non-cash amortization	6,075	5,323	5,456	6,131	5,359
Stock-based compensation	7,253	8,195	10,070	8,405	9,202
Straight-lining of rental income	(4,393)	(8,680)	(8,511)	(8,489)	(6,587)
Loss on extinguishment of debt, net	39	37,434	4,022	405	7,843
Gain on real estate dispositions	(1,389)	(36)	(19,150)	(5,447)	(10,354)
Income tax expense (benefit)	1,331	946	(59,480)	(1,715)	(29,562)
(Income) loss from unconsolidated entities	(157)	(854)	2,529	946	7,208
Distributions from unconsolidated entities	200	100	100	1,200	200
Real estate impairments related to natural disasters	—	—	—	—	52,510
Other	4,028	4,145	2,808	2,283	3,330
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(17,327)	(14,894)	(30,768)	(13,704)	11,681
Increase (decrease) in accrued interest	25,646	(27,307)	29,445	(18,047)	22,500
(Decrease) increase in accounts payable and other liabilities	(27,391)	28,775	21,792	3,490	(12,404)
Net cash provided by operating activities	354,235	354,329	393,099	336,120	363,845
Cash flows from investing activities:
Net investment in real estate property	(18,320)	(731,766)	(194,942)	(13,097)	(230,107)
Investment in loans receivable	(610)	(750,429)	(502,891)	(4,257)	(17,445)
Proceeds from real estate disposals	70,300	3,150	56,854	17,551	22,549
Proceeds from loans receivable	8,626	719,026	288,382	1,275	45,227
Development project expenditures	(174,078)	(115,619)	(64,574)	(49,652)	(100,528)
Capital expenditures	(56,937)	(41,406)	(36,426)	(21,955)	(58,833)
Distributions from unconsolidated entities	21	151	—	—	25
Investment in unconsolidated entities	(2,144)	(777)	(247)	(687)	(1,901)
Insurance proceeds for property damage claims	9,722	3,518	13,941	2,998	564
Net cash used in investing activities	(163,420)	(914,152)	(439,903)	(67,824)	(340,449)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(848,568)	785,228	194,224	(700,775)	280,171
Net change in borrowings under commercial paper program	261,016	34,698	75,312	194,498	—
Proceeds from debt	806,614	1,493,643	6,343	706,591	137,053
Repayment of debt	(167,781)	(1,459,074)	(734,491)	(262,570)	(171,475)
Purchase of noncontrolling interests	—	—	—	—	(2,295)
Payment of deferred financing costs	(3,536)	(11,030)	—	(6,837)	(4,029)
Issuance of common stock, net	(165)	76,217	767,655	98,378	—
Cash distribution to common stockholders	(295,931)	(294,647)	(284,268)	(282,874)	(281,895)
Cash distribution to redeemable OP unitholders	(2,336)	(2,331)	(2,335)	(2,216)	(1,865)
Cash issued for redemption of OP Units	(1,842)	(361)	—	—	—
Contributions from noncontrolling interests	1,323	1,365	2,371	1,223	1,383
Distributions to noncontrolling interests	(3,314)	(2,300)	(1,480)	(2,623)	(1,606)
Proceeds from stock option exercises	2,045	8,396	21,422	4,316	4,524
Other	(1,918)	131	142	(6,874)	(83)
Net cash (used in) provided by financing activities	(254,393)	629,935	44,895	(259,763)	(40,117)
Net (decrease) increase in cash, cash equivalents and restricted cash	(63,578)	70,112	(1,909)	8,533	(16,721)
Effect of foreign currency translation	1,084	188	(26)	234	(362)
Cash, cash equivalents and restricted cash at beginning of period	208,596	138,296	140,231	131,464	148,547
Cash, cash equivalents and restricted cash at end of period	$146,102	$208,596	$138,296	$140,231	$131,464

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)
	For the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$657	$1,055,412	$1,069	$—	$65,174
Other assets	17	10,940	183	—	1,286
Debt	—	907,746	—	—	30,508
Other liabilities	785	45,084	1,252	—	1,952
Deferred income tax liability	95	—	—	—	922
Noncontrolling interests	(206)	113,522	—	—	2,591
Equity issued	—	—	—	—	30,487
Equity issued for redemption of OP Units	127	—	—	—	641

NON-GAAP FINANCIAL MEASURES RECONCILIATION Funds From Operations (FFO) and Funds Available for Distribution (FAD)[1] (Dollars in thousands, except per share amounts)

								FY YoY
	2018		2019					Growth
	Q4	FY	Q1	Q2	Q3	Q4	FY	'18-'19
Net income attributable to common stockholders	$62,273	$409,467	$125,785	$210,529	$85,259	$11,443	$433,016	6%
Net income attributable to common stockholders per share	$0.17	$1.14	$0.35	$0.58	$0.23	$0.03	$1.17	3%
Adjustments:
Depreciation and amortization on real estate assets	242,834	913,537	234,471	224,630	233,078	347,371	1,039,550
Depreciation on real estate assets related to noncontrolling interests	(1,621)	(6,926)	(1,834)	(1,750)	(2,496)	(3,682)	(9,762)
Depreciation on real estate assets related to unconsolidated entities	(78)	1,977	165	167	(456)	311	187
Impairment on equity method investment	—	35,708	—	—	—	—	—
Gain on real estate dispositions	(10,354)	(46,247)	(5,447)	(19,150)	(36)	(1,389)	(26,022)
Gain (loss) on real estate dispositions related to noncontrolling interests	—	1,508	354	—	—	(11)	343
Gain on real estate dispositions related to unconsolidated entities	—	(875)	(799)	(2)	(67)	(395)	(1,263)
Subtotal: FFO add-backs	230,781	898,682	226,910	203,895	230,023	342,205	1,003,033
Subtotal: FFO add-backs per share	$0.64	$2.50	$0.63	$0.56	$0.61	$0.91	$2.71
FFO (Nareit) attributable to common stockholders	$293,054	$1,308,149	$352,695	$414,424	$315,282	$353,648	$1,436,049	10%
FFO (Nareit) attributable to common stockholders per share	$0.81	$3.64	$0.98	$1.13	$0.84	$0.94	$3.88	7%

Adjustments:
Change in fair value of financial instruments	(14)	(18)	(38)	(11)	(7)	(22)	(78)
Non-cash income tax (benefit) expense	(4,944)	(18,427)	(1,714)	(59,480)	946	1,330	(58,918)
Impact of tax reform	(24,618)	(24,618)	—	—	—	—	—
Loss on extinguishment of debt, net	7,890	63,073	405	4,022	37,434	39	41,900
Loss (gain) on non-real estate dispositions related to unconsolidated entities	10	(2)	—	(3)	(34)	19	(18)
Merger-related expenses, deal costs and re-audit costs	6,375	38,145	2,829	5,564	4,726	5,089	18,208
Amortization of other intangibles	120	759	121	121	121	121	484
Other items related to unconsolidated entities	678	5,035	1,038	1,377	502	374	3,291
Non-cash charges related to lease terminations	—	21,299	—	—	—	—	—
Non-cash impact of changes to equity plan	1,509	4,830	2,334	2,584	1,729	1,165	7,812
Natural disaster expenses (recoveries), net	64,041	63,830	(1,539)	(13,339)	(101)	(10,704)	(25,683)
Subtotal: normalized FFO add-backs	51,047	153,906	3,436	(59,165)	45,316	(2,589)	(13,002)
Subtotal: normalized FFO add-backs per share	$0.14	$0.43	$0.01	$(0.16)	$0.12	$(0.01)	$(0.04)
Normalized FFO attributable to common stockholders	$344,101	$1,462,055	$356,131	$355,259	$360,598	$351,059	$1,423,047	(3%)
Normalized FFO attributable to common stockholders per share	$0.96	$4.07	$0.99	$0.97	$0.96	$0.93	$3.85	(5%)

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(4,659)	(13,680)	(2,846)	(3,299)	(339)	(1,483)	(7,967)
Other non-cash amortization, including fair market value of debt	5,359	18,886	6,131	5,335	5,444	6,075	22,985
Stock-based compensation	7,693	25,133	6,071	7,486	6,466	6,088	26,111
Straight-lining of rental income	(6,587)	(24,883)	(8,489)	(8,511)	(8,680)	(4,393)	(30,073)
Subtotal: non-cash items included in normalized FFO	1,806	5,456	867	1,011	2,891	6,287	11,056
Capital expenditures	(60,667)	(140,060)	(24,015)	(34,366)	(41,406)	(56,937)	(156,724)
Normalized FAD attributable to common stockholders	$285,240	$1,327,451	$332,983	$321,904	$322,083	$300,409	$1,277,379	(4%)
Merger-related expenses, deal costs and re-audit costs	(6,375)	(38,145)	(2,829)	(5,564)	(4,726)	(5,089)	(18,208)
Other items related to unconsolidated entities	(678)	(5,035)	(1,038)	(1,377)	(502)	(374)	(3,291)
FAD attributable to common stockholders	$278,187	$1,284,271	$329,116	$314,963	$316,855	$294,946	$1,255,880	(2%)
Weighted average diluted shares	359,989	359,301	360,619	365,553	376,625	376,453	369,886

[1] Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any. Per share amounts may not add to total per share amounts due to rounding.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate supplemental measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property, including gains or losses on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement and non-cash charges related to lease terminations; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; (g) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters; and (h) net expenses or recoveries related to natural disasters. Normalized FAD represents normalized FFO excluding non-cash components, which include straight-line rental adjustments, and deducting capital expenditures, including certain tenant allowances and leasing commissions. FAD represents normalized FAD after subtracting merger-related expenses, deal costs and re-audit costs and other unusual items related to unconsolidated entities.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION NET INCOME, FFO and FAD Attributable to Common Stockholders 2020 Guidance [1,2] (Dollars in millions, except per share amounts)

	Tentative / Preliminary and Subject to Change
	FY2020 - Guidance		FY2020 - Per Share
	Low	High	Low	High

Net Income Attributable to Common Stockholders	$606	$653	$1.61	$1.74

Depreciation and Amortization Adjustments	1,117	1,147	2.97	3.05
Gain on Real Estate Dispositions	(296)	(316)	(0.79)	(0.84)
Other Adjustments [3]	—	—	0.00	0.00

FFO (Nareit) Attributable to Common Stockholders	$1,427	$1,484	$3.79	$3.94

Merger-Related Expenses, Deal Costs and Re-Audit Costs	25	15	0.07	0.04
Natural Disaster Expenses (Recoveries), Net	(1)	(1)	(0.00)	(0.00)
Other Adjustments [3]	(111)	(109)	(0.30)	(0.29)

Normalized FFO Attributable to Common Stockholders	$1,340	$1,389	$3.56	$3.69
% Year-Over-Year Growth			(8% )	(4% )

Non-Cash Items Included in Normalized FFO	14	12
Capital Expenditures	(175)	(185)

Normalized FAD Attributable to Common Stockholders	$1,179	$1,216

Merger-Related Expenses, Deal Costs and Re-Audit Costs	(25)	(15)
Other Adjustments [3]	(3)	(3)

FAD Attributable to Common Stockholders	$1,151	$1,198

Weighted Average Diluted Shares (in millions)	376	376
[1]

The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

[2]

Per share quarterly amounts may not add to annual per share amounts due to changes in the Company's weighted average diluted share count, if any. Totals may not add due to minor corporate-level adjustments.

[3]	See table titled “Funds From Operations (FFO) and Funds Available for Distribution (FAD)” for detailed breakout of adjustments for each respective category.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA1
(Dollars in thousands)

The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, consolidated joint venture partners’ share of EBITDA, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments, unrealized foreign currency gains or losses, net expenses or recoveries related to natural disasters and non-cash charges related to lease terminations, and including the Company’s share of EBITDA from unconsolidated entities and adjustments for other immaterial or identified items (“Adjusted EBITDA”).

The following information considers the pro forma effect on Adjusted EBITDA of the Company’s activity during the year ended December 31, 2019, as if the transactions had been consummated as of the beginning of the period (“Adjusted Pro Forma EBITDA”).

The Company believes that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

For the Year Ended December 31, 2019

Net income attributable to common stockholders	$433,016
Adjustments:
Interest	451,662
Loss on extinguishment of debt, net	41,900
Taxes (including tax amounts in general, administrative and professional fees)	(52,677)
Depreciation and amortization	1,045,620
Non-cash stock-based compensation expense	33,923
Merger-related expenses, deal costs and re-audit costs	15,246
Net income attributable to noncontrolling interests, adjusted for consolidated joint venture partners’ share of EBITDA	(16,396)
Loss from unconsolidated entities, adjusted for Ventas share of EBITDA from unconsolidated entities	32,462
Gain on real estate dispositions	(26,022)
Unrealized foreign currency gains	(1,061)
Change in fair value of financial instruments	(104)
Natural disaster expenses (recoveries), net	(25,981)
Adjusted EBITDA	$1,931,588
Adjustments for current period activity	57,747
Adjusted Pro Forma EBITDA	$1,989,335

As of December 31, 2019:

Total debt	$12,158,773
Cash	(106,363)
Restricted cash pertaining to debt	(18,425)
Consolidated joint venture partners’ share of debt	(228,154)
Ventas share of debt from unconsolidated entities	60,605
Net debt	$11,866,436

Net debt to Adjusted Pro Forma EBITDA	6.0	x

[1] Totals may not add due to rounding.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Operating Income (NOI) and Same-Store Cash NOI by Segment (Constant Currency)
(Dollars in thousands)

The Company considers NOI and same-store cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its portfolio performance. Same-store excludes: (i) properties sold or classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) for properties included in the Company’s office operations reportable business segment, those properties for which management has an intention to institute a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase NOI, maintain a market-competitive position and/or achieve property stabilization; and (iii) for other assets, those properties (A) that have transitioned operators or business models after the start of the prior comparison period or (B) for which an operator or business model transition has been scheduled after the start of the prior comparison period. Newly-developed properties in the office operations and triple-net leased properties reportable business segments will be included in same-store if in service for the full period in both periods presented. To eliminate the impact of exchange rate movements, all same-store NOI measures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
For the Three Months Ended December 31, 2019:
Net income attributable to common stockholders					$11,443
Adjustments:
Interest and other income					(875)
Interest					116,707
Depreciation and amortization					348,910
General, administrative and professional fees					41,627
Loss on extinguishment of debt, net					39
Merger-related expenses and deal costs					4,151
Other					(8,315)
Income from unconsolidated entities					(167)
Gain on real estate dispositions					(1,389)
Income tax expense					694
Net income attributable to noncontrolling interests					1,450
Reported segment NOI	$184,596	$162,707	$143,664	$23,308	$514,275
Adjustments:
Modification fee	—	—	(180)	—	(180)
NOI not included in same-store	(5,235)	(24,995)	(14,939)	—	(45,169)
Straight-lining of rental income	(112)	—	(4,281)	—	(4,393)
Non-cash rental income	(364)	14	(762)	—	(1,112)
Non-segment NOI	—	—	—	(23,308)	(23,308)
Same-store cash NOI (constant currency)	$178,885	$137,726	$123,502	$—	$440,113
YOY growth ‘18 - ‘19	2.1%	(7.5%)	3.8%		(0.6%)
For the Three Months Ended December 31, 2018:
Net income attributable to common stockholders					$62,273
Adjustments:
Interest and other income					(357)
Interest					110,524
Depreciation and amortization					244,276
General, administrative and professional fees					38,475
Loss on extinguishment of debt, net					7,843
Merger-related expenses and deal costs					4,259
Other					58,877
Loss from unconsolidated entities					7,208
Gain on real estate dispositions					(10,354)
Income tax benefit					(28,650)
Net income attributable to noncontrolling interests					1,029
Reported segment NOI	$189,168	$151,027	$135,992	$19,216	$495,403
Adjustments:
Modification fee	72	—	—	—	72
Adjustment for technology costs[1]	—	(2)	—	—	(2)
NOI not included in same-store	(10,520)	(2,203)	(9,465)	—	(22,188)
Straight-lining of rental income	(2,710)	—	(3,876)	—	(6,586)
Non-cash rental income	(894)	—	(3,689)	—	(4,583)
Non-segment NOI	—	—	—	(19,216)	(19,216)
NOI impact from change in FX	9	28	—	—	37
Same-store cash NOI (constant currency)	$175,125	$148,850	$118,962	$—	$442,937

[1]Represents costs expensed by one operator related to implementation of new software.

	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
For the Year Ended December 31, 2019:
Net income attributable to common stockholders					$433,016
Adjustments:
Interest and other income					(10,984)
Interest					451,662
Depreciation and amortization					1,045,620
General, administrative and professional fees					165,996
Loss on extinguishment of debt, net					41,900
Merger-related expenses and deal costs					15,235
Other					(17,609)
Loss from unconsolidated entities					2,454
Gain on real estate dispositions					(26,022)
Income tax benefit					(56,310)
Net income attributable to noncontrolling interests					6,281
Reported segment NOI	$754,337	$630,135	$574,157	$92,610	$2,051,239
Adjustments:
Modification fees	100	—	(180)	—	(80)
Adjustment for technology costs[1]	—	(1)	—	—	(1)
NOI not included in same-store	(31,470)	(41,301)	(68,198)	—	(140,969)
Straight-lining of rental income	(11,557)	—	(18,516)	—	(30,073)
Non-cash rental income	(3,250)	18	(3,830)	—	(7,062)
Non-segment NOI	—	—	—	(92,610)	(92,610)
Same-store cash NOI (constant currency)	$708,160	$588,851	$483,433	$—	$1,780,444
YOY growth ‘18 - ‘19	2.2%	(4.4%)	2.6%		(0.0%)
For the Year Ended December 31, 2018:
Net income attributable to common stockholders					$409,467
Adjustments:
Interest and other income					(24,892)
Interest					442,497
Depreciation and amortization					919,639
General, administrative and professional fees					151,982
Loss on extinguishment of debt, net					58,254
Merger-related expenses and deal costs					30,547
Other					66,768
Loss from unconsolidated entities					55,034
Gain on real estate dispositions					(46,247)
Income tax benefit					(39,953)
Discontinued operations					10
Net income attributable to noncontrolling interests					6,514
Reported segment NOI	$740,318	$623,276	$538,506	$127,520	$2,029,620
Adjustments:
Modification fees	2,528	—	431	—	2,959
Adjustment for technology costs[1]	—	651	—	—	651
Pro forma adjustment for partial prior year period[2]	—	2,691	—	—	2,691
NOI not included in same-store	(54,652)	(8,676)	(46,437)	—	(109,765)
Straight-lining of rental income	29,638	—	(16,242)	—	13,396
Non-cash rental income	(23,743)	—	(5,057)	—	(28,800)
Non-segment NOI	—	—	—	(127,520)	(127,520)
NOI impact from change in FX	(1,060)	(1,687)	—	—	(2,747)
Same-store cash NOI (constant currency)	$693,029	$616,255	$471,201	$—	$1,780,485

[1] Represents costs expensed by one operator related to implementation of new software. [2] Represents pro forma adjustment for partial period of ESL transition (effectuated January 21, 2018).

NON-GAAP FINANCIAL MEASURES RECONCILIATION Full Year 2020 Same-Store Cash NOI Guidance by Segment [1,2,3] (Dollars in millions)

	For the Twelve Months Ended December 31, 2020
	Tentative / Preliminary and Subject to Change
	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total
High End
Net Income Attributable to Common Stockholders					$653
Depreciation and Amortization[4]					1,165
Interest Expense, G&A, Other Income and Expenses[5]					222
Reported Segment NOI[6]	$739	$663	$548	$85	2,040
Non-Cash and Non-Same-Store Adjustments	(88)	(114)	(51)	(85)	(338)
Same-Store Cash NOI[6]	$651	$549	$497	$—	$1,702
Percentage Increase	2.5%	(4.0%)	4.0%	NM	1.0%

Low End
Net Income Attributable to Common Stockholders					$606
Depreciation and Amortization[4]					1,135
Interest Expense, G&A, Other Income and Expenses[5]					241
Reported Segment NOI[6]	$733	$634	$543	$69	1,982
Non-Cash and Non-Same-Store Adjustments	(88)	(114)	(51)	(69)	(322)
Same-Store Cash NOI[6]	$645	$520	$492	$—	$1,660
Percentage Increase	1.5%	(9.0%)	3.0%	NM	(1.5%)

Prior Year
Net Income Attributable to Common Stockholders					$433
Depreciation and Amortization[4]					1,046
Interest Expense, G&A, Other Income and Expenses[5]					572
Reported Segment NOI	$754	$630	$574	$93	2,051
Non-Cash and Non-Same-Store Adjustments	(119)	(60)	(96)	(93)	(368)
NOI Impact from Change in FX	0	2	—	—	2
Same-Store Cash NOI	$635	$572	$478	$—	$1,685

	2020
GBP (£) to USD ($)	1.30
USD ($) to CAD (C$)	1.30

Note: Reflects the Company’s full year same-store pool.

[1]

The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

[2]	See table titled “Net Operating Income (NOI) and Same-Store Cash NOI by Segment” for a detailed breakout of adjustments for each respective category.
[3]	Totals may not add due to rounding.
[4]	Includes real estate depreciation and amortization, corporate depreciation and amortization, and amortization of other intangibles.
[5]

Includes interest expense, general and administrative expenses (including stock-based compensation), loss on extinguishment of debt, merger-related expenses and deal costs, income from unconsolidated entities, income tax benefit, and other income and expenses.

[6]	Totals may not add across due to minor corporate-level adjustments and rounding.

Contacts

Juan Sanabria
(877) 4-VENTAS